UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      June 5, 2006

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code              713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 9.01 for a description of amendments to our loan agreement with Wachovia Bank National Association.

Item 2.03 Creation of a Direct Financial Obligation

On June 5, 2006, we amended our existing term and revolving loan agreements with Wachovia Bank, National Association.  The Sixth Amendment to Term Loan Agreement and the Eleventh Amendment to Revolving Loan Agreement deletes Section 6 (M) of the Loan Agreement, which had required the consent of the lender prior to certain change of control transactions.  Information set forth in item 2.03 of this Form 8-K is qualified by the Sixth Amendment to Term Loan Agreement and Eleventh Amendment to Revolving Loan Agreement, which are filed as exhibits.

Item 9.01 — Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed herewith:

10.32	Sixth Amendment to Term Loan Agreement with Wachovia Bank, National Association dated June 5, 2006 filed as Exhibit 10.32 to the company’s report on Form 8-K filed June 8, 2006.

10.33	Eleventh Amendment to Revolving Loan Agreement with Wachovia Bank, National Association dated June 5, 2006 filed as Exhibit 10.33 to the company’s report on Form 8-K filed June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: June 8, 2006
John V. Sobchak,
Chief Financial Officer